Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer of First Financial Northwest, Inc.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned hereby certifies in his/her capacity as an officer of First Financial Northwest, Inc. (the "Company") and in connection with this quarterly report on Form 10-Q for the period ending September 30, 2023, that:
1.the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and
2.the information contained in the report fairly presents, in all material respects, First Financial Northwest's financial condition and results of operations as of the dates and for the periods presented in the financial statements included in this report.

/s/Joseph W. Kiley III
Joseph W. Kiley III President and Chief Executive Officer (Principal Executive Officer)

Date: November 9, 2023

/s/ Richard P. Jacobson
Richard P. Jacobson Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: November 9, 2023